Exhibit 4.2

Execution Version

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 23, 2025

to

INDENTURE

Dated as of June 13, 2016

7.250% SENIOR NOTES DUE 2030

UNDER ARMOUR, INC.

as the Company

EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as the Trustee

TABLE OF CONTENTS

ARTICLE I

Definitions and Incorporation by Reference

Section 1.01	Relationship with Base Indenture	1
Section 1.02	Definitions	1

ARTICLE II

The Notes

Section 2.01	Form and Dating	8
Section 2.02	Restrictive and Global Note Legends	9
Section 2.03	Issuance of Additional Notes	10
Section 2.04	Book-Entry Provisions for Global Notes	11
Section 2.05	Special Transfer Provisions	12

ARTICLE III

Guarantees

Section 3.01	Guarantees	14
Section 3.02	Release of Guarantees	15

ARTICLE IV

Redemption and Prepayment

Section 4.01	Election to Redeem; Notice to Trustee	16
Section 4.02	Selection by Trustee of Notes to Be Redeemed	16
Section 4.03	Notice of Redemption	16
Section 4.04	Deposit of Redemption Price	17
Section 4.05	Notes Payable on Redemption Date	17
Section 4.06	Notes Redeemed in Part	17
Section 4.07	Optional Redemption	18
Section 4.08	Mandatory Redemption	19

ARTICLE V

Particular Covenants

Section 5.01	Limitation on Liens	19
Section 5.02	Limitation on Sale and Leaseback Transactions	20
Section 5.03	Offer to Repurchase Upon Change of Control Triggering Event	21
Section 5.04	Future Guarantees	22
Section 5.05	Merger, Consolidation or Sale of Assets of the Guarantors	22
Section 5.06	Reports	23

ARTICLE VI

Defaults

Section 6.01	Defaults	23
Section 6.02	Acceleration	24
Section 6.03	Limitation on Suits	24

i

ii

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 23, 2025, among Under Armour, Inc., a Maryland corporation, as the Company (the “Company”), each of the Guarantors from time to time party hereto, as the Guarantors (the “Guarantors”) and Wilmington Trust, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of June 13, 2016 (the “Base Indenture”), providing for, inter alia, the issuance from time to time of one or more series of the Company’s senior notes and the related Guarantees (as defined below) of such senior notes by the Guarantors;

WHEREAS, the Company has agreed that the Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantees”) by the Guarantors;

WHEREAS, the Company and the Guarantors desire and have requested the Trustee pursuant to Section 9.01 of the Base Indenture to join with them in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture, and to the extent set forth herein, to provide for the issuance and the terms of the Notes (as defined below), and the Guarantors desire to deliver their Guarantees as set forth herein;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a resolution of the Board of Directors of the Company and the Board of Directors of the Guarantors;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto;

NOW, THEREFORE, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and for the equal and proportionate benefit of the Holders (as defined herein) from time to time of the 7.250% Senior Notes due 2030 (the “Notes”) as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Relationship with Base Indenture. Unless otherwise noted herein, the terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling in respect of the Notes.

Section 1.02 Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Base Indenture. The following terms have the meanings given to them in this Section 1.02:

“Additional Notes” has the meaning assigned to such term in Section 2.02 hereof.

“Agent Members” has the meaning assigned to such term in Section 2.04(b) hereof.

“Amended Revolving Credit Agreement” means that certain Credit Agreement, dated March 8, 2019, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, PNC Bank, National Association, as syndication agent and the other lenders and arrangers party thereto, as may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures or otherwise.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) the present value at such redemption date of (1) the redemption price of such Note on July 15, 2027 (such redemption price being set forth in Section 4.07 hereof) plus (2) all required remaining scheduled interest payments due on such Note through such date (excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such redemption date.

“Applicable Premium Deficit” has the meaning assigned to such term in Section 7.01 hereof

“Base Indenture” has the meaning set forth in the recitals to this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the principal place of payment are authorized or required by law, regulation or executive order to close.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease or any lease entered into as part of any Sale and Leaseback Transaction, which obligations are (or would be, if such lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof (or the amount that would be capitalized, if such lease were accounted for as a Capital Lease) at such time determined in accordance with GAAP.

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its subsidiaries taken as a whole to any “person” other than to the Company or one of the Company’s subsidiaries, other than any such transaction or series of related transactions where holders of the Company’s Voting Stock immediately prior thereto hold at least a majority of the Voting Stock of the transferee Person immediately after giving effect thereto; (2) any circumstance or event which causes any “person” other than the Company or one of its subsidiaries or Kevin Plank and/or any of the Kevin Plank Family Entities, at any time, to own and control, directly or indirectly, of record and beneficially, Voting Stock constituting greater than fifty percent (50%) of the votes entitled to be cast for the election of directors of the Company or any parent company (as defined below); (3) the Company or any parent company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company or any parent company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock, the Voting Stock of such parent company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock or the Voting Stock of such parent company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (a “parent company”) and (ii) the Holders of the Company’s Voting Stock or the Voting Stock of any parent company immediately prior to that transaction hold at least a majority of the Voting Stock of the Company or such parent company immediately following that transaction; provided that any series of related transactions shall be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Offer” has the meaning assigned to such term in Section 5.03 hereof.

“Change of Control Payment” has the meaning assigned to such term in Section 5.03 hereof.

“Change of Control Payment Date” has the meaning assigned to such term in Section 5.03 hereof.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a related Rating Event.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning assigned to such term in the preamble to this Supplemental Indenture.

“Consolidated EBITDA” means, for any period, income from operations, plus, without duplication, (i) depreciation expense, (ii) amortization expense, (iii) any cash or non-cash “restructuring charges” (as defined under GAAP) incurred during such periods (including but not limited to charges resulting from head count reduction, the closure of facilities or stores and similar operational changes), (iv) other non-cash charges to income from operations (including but not limited to non-cash stock compensation expense, restructuring charges and impairment charges), excluding changes in non-cash reserves and allowances, (v) the amount of net cost savings and operating expense reductions reasonably projected by the Company in good faith to result from actions taken, committed to be taken or expected to be taken no later than 18 months after the end of such period that are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Company, net of the amount of actual benefits realized during such period, in each case of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that if any cost savings or operating expense reductions included in any calculation of Consolidated EBITDA based on the projection that such cost savings or operating expense reduction will be achieved within such 18-month period shall at any time cease to be reasonably projected by the Company to be so achieved (or are in fact not so achieved), then on and after such time calculations of Consolidated EBITDA shall not reflect such cost savings or operating expense reductions, (vi) to the extent not previously accrued as an expense in a period other than the applicable Reference Period and without duplication of any insurance proceeds received in respect of such litigation (to the extent such insurance proceeds are otherwise reflected in Consolidated EBITDA for such Reference Period), an amount remitted or to be remitted by the Company during such Reference Period in connection with the settlement of the securities class action litigation under the caption In re Under Armour Securities Litigation, Case No. 17-cv-00388-RDB in the United States District Court for the District of Maryland in an aggregate amount not to exceed $434,000,000 and (vii) to the extent deducted in determining income from operations for such period, any other special, unusual or non-recurring costs, expenses, charges, losses or other items for such period and minus (viii) to the extent added in determining income from operations for such period, any special, unusual or non-recurring gains or other items for such period. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Secured Leverage Ratio or otherwise, if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Acquisition or Material Disposition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (taking into account (A) such cost savings as may be determined by the Company in a manner consistent with the evaluation performed by the Company in deciding to make such Material Acquisition or Material Disposition, provided that the Company may take into account such cost savings only if it in good faith determines on the date of calculation that it is reasonable to expect that such cost savings will be implemented within 365 days following the date of such Material Acquisition or Material Disposition (or in the case of any calculation made subsequent to such 365th day, that such cost savings have, in fact, been implemented) and (B) all transactions that are directly related to such Material Acquisition or Material Disposition and are entered into in connection and substantially contemporaneously therewith) and shall be (i) in the case of a Material Acquisition, increased by an amount equal to the Consolidated EBITDA (if positive) attributable to the Material Acquisition for such Reference Period or decreased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) in the case of a Material Disposition, reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period as if such Material Acquisition or Material Disposition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a)

constitutes (i) assets comprising all or substantially all of a business or operating unit of a business or (ii) greater than 50% of the common stock or other equity interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $125,000,000 and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $125,000,000.

“Consolidated Secured Indebtedness” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Indebtedness consisting of debt for borrowed money outstanding on such date that is secured by a lien.

“Consolidated Total Indebtedness” means at the end of each fiscal quarter, all debt of the Company and its Subsidiaries (other than inter-company debt or guarantees) less the amount of cash and cash equivalents (excluding cash and cash equivalents maintained in the People’s Republic of China) in excess of $200,000,000 held by the Company and its Subsidiaries, other than cash and cash equivalents that appear or would be required to appear on the balance sheet of the Company and its Subsidiaries as “restricted” (other than liens permitted by clauses (e), (f) and (i) of Section 5.01 hereof), in each case calculated on a consolidated basis as of such date in accordance with GAAP. References to the People’s Republic of China set forth in this definition exclude the Hong Kong Special Administrative Region of the People’s Republic of China.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).

“DTC” has the meaning assigned to such term in Section 2.02 hereof.

“Equity Offering” means a private or public sale for cash of common stock or preferred stock of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, (i) having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect of such indebtedness, beyond one year from its creation (including in all cases any such indebtedness that may be included in current liabilities on the Company’s consolidated balance sheet in accordance with generally accepted accounting principles as in effect from time to time) and (ii) which is not subordinated in right of payment to the Notes.

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Notes” has the meaning assigned to such term in Section 2.01(f) hereof.

“Guarantees” has the meaning assigned to such term in the preamble to this Supplemental Indenture.

“Guarantors” has the meaning assigned to such term in the preamble to this Supplemental Indenture.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, governing the Notes, together, as amended, supplemented or restated from time to time.

“Initial Notes” means the first $400,000,000 aggregate principal amount of Notes issued under this Supplemental Indenture on the date hereof.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from a Substitute Rating Agency).

“Issue Date” means the date of this Supplemental Indenture.

“Kevin Plank Family Entity” means (i) any not-for-profit corporation controlled by Kevin Plank, his wife or children, or any combination thereof; (ii) any other corporation if at least 66% of the value and voting power of its outstanding equity is owned by Kevin Plank, his wife or children, or any combination thereof; (iii) any partnership if at least 66% of the value and voting power of its partnership interests are owned by Kevin Plank, his wife or children, or any combination thereof; (iv) any limited liability or similar company if at least 66% of the value and voting power of the Company and its membership interests are owned by Kevin Plank, his wife or children; or (v) any trust the primary beneficiaries of which are Kevin Plank, his wife, children and/or charitable organizations, which if the trust is a wholly charitable trust, at least 66% of the trustees of such trust are appointed by Kevin Plank or his wife.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Net Proceeds” means, with respect to a Sale and Leaseback Transaction, the aggregate amount of cash or cash equivalents received by the Company, a Guarantor or any of the Company’s Subsidiaries, less the sum of all payments, fees, commissions and expenses incurred in connection with such transaction, and less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company, a Guarantor or any of the Company’s Subsidiaries in connection with such transaction in the taxable year that such transaction is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to such term in the recitals to this Supplemental Indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” has the meaning assigned to such term in Section 2.01(f) hereof.

“Private Placement Legend” has the meaning assigned to such term in Section 2.02 hereof

“QIB” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Rating Agency” means:

(1)	each of Moody’s and S&P, and

(2)	if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a Substitute Rating Agency in lieu thereof.

“Rating Category” means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

“Rating Event” means a decrease in the rating of the Notes by each Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) on any date within the 60-day period following the earliest of (x) a Change of Control, (y) the date of the public notice of an arrangement or agreement that would result in a Change of Control or (z) the date public notice of the intention to effect an arrangement or agreement that would result in a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) that would result in the rating of the Notes by each Rating Agency being lower than both (i) the rating of the Notes in effect on the Issue Date and (ii) the rating of the Notes immediately preceding the first public notice of an arrangement or agreement that would result in the applicable Change of Control; provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed a Rating Event for purposes of the definition of “Change of Control Triggering Event” if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Notes” has the meaning assigned to such term in Section 2.01(d) hereof.

“Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

“Regulation S Note Exchange Date” has the meaning assigned to such term in Section 2.05(c) hereof.

“Regulation S Physical Notes” has the meaning assigned to such term in Section 2.01(e) hereof.

“Resale Restriction Termination Date” means, with respect to any Note, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any new Note issued pursuant to Section 2.08 of the Base Indenture).

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Notes” has the meaning assigned to such term in Section 2.01(c) hereof.

“Rule 144A Physical Notes” has the meaning assigned to such term in Section 2.01(e) hereof.

“S&P” means S&P Global Ratings Services, a division of Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement whereby the Company, a Guarantor or any of the Company’s Subsidiaries has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (1) Consolidated Secured Indebtedness as of the most recently ended fiscal quarter for which financial statements are available to (2) Consolidated EBITDA for the most recently ended Reference Period.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Exchange Act.

“Special Tax District” means a special taxing district that is created to (a) support any TIF Financing Obligation, or (b) provide services supplemental to those customarily provided by the applicable local governmental authorities.

“Subsidiary” means with respect to the Company at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with the Company in its consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the Company or one or more of its subsidiaries or by the Company and one or more of its subsidiaries.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for any or each of Moody’s or S&P, as the case may be.

“Supplemental Indenture” means this Supplemental Indenture, dated as of the date hereof, by and among the Company, the Guarantors and the Trustee, governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

“TIF Financing Obligation” means any notes, bonds or other obligations issued by a governmental authority at the request and for the benefit of the Company or any of its Subsidiaries and the community in which the Company or any of its Subsidiaries conducts any portion of its business.

“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Statistical Release published by the Board of Governors of the Federal Reserve System designated “Selected Interest Rates (Daily)—H.15” which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source similar market data)) most nearly equal to the period from, with respect to the Notes, the redemption date to July 15, 2027; provided, however, that if the period from the redemption date to July 15, 2027 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to July 15, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. In no event shall the trustee be responsible to calculate or verify calculations or provide data for such calculations.

“Trustee” has the meaning assigned to such term in the preamble to this Supplemental Indenture.

ARTICLE II

THE NOTES

Section 2.01 Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication included thereon will be substantially in the form or forms of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be issued only in fully registered form, without coupons. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of this Supplemental Indenture or any Note conflicts with the express provisions of the Base Indenture, the provisions of this Supplemental Indenture or the Notes, as the case may be, will govern and be controlling.

(c) Notes offered and sold to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more permanent global Notes substantially in the form attached hereto as Exhibit A, except as otherwise permitted herein. Such Global Notes shall be referred to collectively herein as the “Rule 144A Global Notes,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee, for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

(d) Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more global Notes substantially in the form attached hereto as Exhibit A, except as otherwise permitted herein. Such Global Notes shall be referred to herein as the “Regulation S Global Notes,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee for the accounts of designated Agent Members holding on behalf of Euroclear or Clearstream and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

(e) Subject to the limitations on the issuance of certificated Notes set forth in Sections 2.04 and 2.05, Notes issued pursuant to Section 2.07 of the Base Indenture in exchange for or upon transfer of beneficial interests (x) in a Rule 144A Global Note shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (the “Rule 144A Physical Notes”) or (y) in a Regulation S Global Note (if any), on or after the Regulation S Note Exchange Date with respect to such Regulation S Global Note, shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (the “Regulation S Physical Notes”), respectively, as hereinafter provided.

(f) The Rule 144A Physical Notes and Regulation S Physical Notes shall be construed to include any certificated Notes issued in respect thereof pursuant to Sections 2.07, 2.08 or 2.10 of the Base Indenture or Section 4.06 hereof, and the Rule 144A Global Notes and Regulation S Global Notes shall be construed to include any global Notes issued in respect thereof pursuant to Sections 2.07, 2.08 or 2.10 of the Base Indenture or Section 4.06 hereof. The Rule 144A Physical Notes and the Regulation S Physical Notes, together with any other certificated Notes issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the “Physical Notes.” The Rule 144A Global Notes and the Regulation S Global Notes, together with any other global Notes that are issued and authenticated pursuant to this Indenture, are sometimes collectively referred to as the “Global Notes.”

(g) The Notes shall not be exchangeable for nor convertible into the common stock of the Company or any other security.

Section 2.02 Restrictive and Global Note Legends. Each Global Note and Physical Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 2.05(d).

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, THAT IT WILL NOT WITHIN [ONE YEAR— FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (X) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (X) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE, SATISFACTORY TO EACH OF THEM, TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.04 AND 2.05 OF THE INDENTURE (AS DEFINED HEREIN).”

Each Regulation S Global Note shall also bear the following legend on the face thereof:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Section 2.03 Issuance of Additional Notes. The Company will be entitled, upon delivery to the Trustee of an authentication or company order, Officer’s Certificate and an Opinion of Counsel (each of which the Trustee shall be entitled to receive and shall be fully protected in relying upon), to issue Additional Notes under this Supplemental Indenture which will have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, the issue price and, in some cases, the first interest payment date (“Additional Notes”), provided that the Company is in compliance with the covenants contained in this Supplemental Indenture and the Base Indenture and no Event of Default exists. The Initial Notes issued on the date hereof and any Additional Notes issued will be treated as a single class for all purposes under this Supplemental Indenture, provided that, if any Additional Notes subsequently issued are not fungible for U.S. federal income tax purposes with any Notes previously issued, such Additional Notes shall be issued under a separate CUSIP, ISIN and/or any other identifying number, but shall otherwise be treated as a single class with all other Notes issued under this Supplemental Indenture.

With respect to any Additional Notes, the Company and each of the Guarantors shall each provide to the Trustee a resolution of its respective Board of Directors and an Officer’s Certificate which shall contain the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(b) the issue price, the Issue Date, the initial interest payment date, including the date from which interest should accrue, and the CUSIP number of such Additional Notes.

Section 2.04 Book-Entry Provisions for Global Notes.

(a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary, and for which the applicable procedures of DTC shall govern. None of the Company, any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under such Global Notes. The Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a beneficial owner of any Note. The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.07 of the Base Indenture and Section 2.05 hereof. Subject to the limitation on issuance of Physical Notes set forth in Section 2.05(c), Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 120 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act and a successor depositary is not appointed within 120 days; (iii) the Company, at its option, notifies the Registrar that it elects to cause the issuance of Physical Notes; or (iv) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from the Depositary to issue Physical Notes.

(d) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to Section 2.04(c), the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and upon receipt of an authentication order the Trustee shall authenticate and deliver, one or more Physical Notes of like principal amount of authorized denominations.

(e) In connection with a transfer of an entire Global Note to beneficial owners for Physical Notes pursuant to Section 2.04(c), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount of Rule 144A Physical Notes (in the case of any Rule 144A Global Note) or Regulation S Physical Notes (in the case of any Regulation S Global Note), as the case may be, of authorized denominations.

(f) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.05) and the procedures therefor of the Depositary. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a

Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to Section 2.05, the Note Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(g) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.04(c) shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 2.02 and Section 2.05, bear the Private Placement Legend.

(h) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.05.

Section 2.05 Special Transfer Provisions.

(a) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non-U.S. Person: The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 2.07 of the Base Indenture) and,

i. if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Registrar and the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company, an opinion of counsel, certifications and other information satisfactory to the Company; and

ii. if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (a) above and (y) written instructions given in accordance with the procedures of the Note Registrar and of the Depositary;

whereupon (i) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like amount.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 2.07 of the Base Indenture) and;

i. if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Registrar and the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to Registrar and the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

ii. if the proposed transferee is an Agent Member, and the Note to be transferred consists of a Physical Note that after transfer is to be evidenced by an interest in a Global Note or consists of a beneficial interest in a Global Note that after the transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Physical Note or such beneficial interest in such transferor Global Note to be transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note, as the case may be.

(c) Limitation on Issuance of Physical Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 2.04 and this Section 2.05.

A beneficial owner of an interest in a Regulation S Global Note shall not be permitted to exchange such interest for a Physical Note until a date, which must be after the end of the Restricted Period, on which the Company receives a certificate of beneficial ownership certifying that beneficial ownership interests in such Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. Such date, as it relates to a Regulation S Global Note, is herein referred to as the “Regulation S Note Exchange Date.”

(d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to a Regulation S Global Note (on or after the Regulation S Note Exchange Date with respect to such Regulation S Global Note) or Regulation S Physical Note, in each case with the agreement of the Company or (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

(e) Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 2.05, such registration to be done in accordance with the otherwise applicable provisions of this Section 2.05, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that, and such other certifications or information as the Company may require (including, in the case of a transfer to an Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D promulgated under the Securities Act), a certificate substantially in the form attached hereto as Exhibit C) to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 2.05. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 2.05.

(f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Supplemental Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.04 or this Section 2.05 (including all Notes received for transfer pursuant to this Section 2.05). The Company shall have the right to require the applicable Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

In connection with any transfer of any Note, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

ARTICLE III

GUARANTEES

Section 3.01 Guarantees.

(a) Each Guarantor, by its execution of this Supplemental Indenture, hereby agrees with each Holder of a Note authenticated and delivered by the Trustee and with the Trustee for itself and on behalf of each such Holder, to be fully and unconditionally bound by the terms and provisions of its Guarantee and authorizes the Trustee to confirm such Guarantee to the Holder of each such Note of the Company, with such Guarantee endorsed thereon, by its authentication, execution and delivery of each such Note by the Trustee. The execution by each Guarantor of this Supplemental Indenture will evidence its Guarantee of the Notes, and no endorsement shall be required to appear on any Note.

GUARANTEE OF

[GUARANTOR]

For value received, [GUARANTOR], (the “Guarantor”), hereby fully, irrevocably and unconditionally guarantees to the Holder of the Notes and to the Trustee for itself and on behalf of each such Holder the due and punctual payment of the principal of (and premium, if any, on) and interest on the Notes when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture, and all other amounts owed under the Indenture, all in accordance with and subject to the terms and limitations of the Notes and Article III of the Supplemental Indenture. In case of the failure of UNDER ARMOUR, INC., a Maryland corporation (herein called the “Company,” which term includes any successor Person under such Indenture), to promptly make any such payment of principal (and premium, if any) or interest, or any other payments owed under the Indenture, the Guarantor hereby agrees to cause any such payment of principal (and premium, if any) or interest, and all other amounts owed under the Indenture, to be made promptly when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company, subject to the terms and limitations of Article III of the Supplemental Indenture.

The Guarantor hereby agrees that its obligations under its Guarantee and the Indenture shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of the Notes or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of a Note or the Trustee for such Notes or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the stated maturity thereof, that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article 6 of the Base Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Notes or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under the Notes and all demands whatsoever, and covenants that the Guarantee of the Guarantor will not be discharged, except, by payment in full of the principal of (and premium, if any, on) and interest on the Notes, or as otherwise set forth in this Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor any amount paid either to the Trustee or such Holder, its Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Guarantor shall be subrogated to all rights of the Holder of the Notes and the Trustee for the Notes against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Notes of the same series issued under the Indenture shall have been paid in full.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

(b) Notwithstanding any provisions of this Supplemental Indenture, and solely for purposes of the Notes, the Guarantors, the Company and the Trustee hereby agree that notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes, the Guarantee of the Guarantors shall remain in full force and effect.

(c) The Notes will be guaranteed by any of the Company’s Subsidiaries that provide guarantees under the Amended Revolving Credit Agreement.

Section 3.02 Release of Guarantees. A Guarantor will be automatically released from its obligations under its Guarantee, and the Guarantee of each Guarantor shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(a) in the event of the liquidation or dissolution of such Guarantor;

(b) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company;

(c) upon the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving person in such merger or consolidation;

(d) at the time the Notes achieve an Investment Grade rating;

(e) upon the substantially simultaneous release, discharge or termination of the guarantee by such Guarantor of the Amended Revolving Credit Agreement (including, for the avoidance of doubt, any release, discharge or termination that would be conditioned only on the release, discharge or termination of such Guarantee or of the guarantee of the Amended Revolving Credit Agreement, but excluding a release, discharge or termination by or as a result of payment under such guarantee);

(f) upon the exercise of the Legal Defeasance and Covenant Defeasance as described in Article 8 of the Base Indenture as amended by this Supplemental Indenture or if the obligations under this Supplemental Indenture are discharged pursuant to Article 8 of the Base Indenture as amended by this Supplemental Indenture; or

(g) in the case of any subsidiary that becomes a Guarantor pursuant to clause (b) of Section 5.04 hereof, in any other circumstance described in the applicable supplemental indenture pursuant to which such subsidiary becomes a Guarantor.

ARTICLE IV

REDEMPTION AND PREPAYMENT

Section 4.01 Election to Redeem; Notice to Trustee. In case of any redemption of less than all of the Notes, the Company shall, at least two Business Days or such shorter period as shall be reasonably satisfactory to the Trustee (but not more than 60 days (except that such notice may be delivered more than 60 days prior to the redemption date if the redemption date is delayed as provided in Section 4.07) and unless the Trustee agrees to a shorter period), prior to the date on which notice is required to be delivered to Holders pursuant to Section 4.03, notify the Trustee of such redemption date and of the principal amount of Notes to be redeemed, but failure to so notify the Trustee shall not invalidate any notice given in accordance with Section 4.03 and shall not constitute a Default or Event of Default by the Company.

Section 4.02 Selection by Trustee of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, and in the case of global notes, in accordance with the procedures of DTC, in integral multiples of $1,000, although no Note of $2,000 in original principal amount or less will be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

For all purposes of this Supplemental Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount of the Notes that has been or is to be redeemed.

Section 4.03 Notice of Redemption. Notice of redemption or purchase as provided in Section 10.02 of the Base Indenture shall be given electronically or, at the Company’s option, by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the redemption date (except that such notice may be delivered more than 60 days prior to the Redemption Date if such notice is issued in connection with the defeasance of Notes pursuant to Article 8 of the Base Indenture or a satisfaction and discharge of this Supplemental Indenture and the Notes pursuant to Article 8 of the Base Indenture, or if the redemption date is delayed as provided in Section 4.07), to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Security Register.

Any such notice shall state:

(a) the expected redemption date;

(b) the redemption price (or the formula by which the redemption price will be determined);

(c) if less than all outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the portion of the respective principal amounts) of the Notes to be redeemed;

(d) that, on the redemption date, the redemption price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Supplemental Indenture, interest thereon shall cease to accrue from and after said date; and

(e) the place where such Notes are to be surrendered for payment of the redemption price.

In addition, if such redemption, purchase or notice is subject to satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent, as permitted by Section 4.07, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed.

The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Notice of any redemption or purchase of Notes hereunder (or the selection of Notes in connection with a partial redemption) to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least 15 days (or such shorter period as shall be reasonably satisfactory to the Trustee) prior to the redemption date), by the Trustee in the name and at the expense of the Company. Any such request will set forth the information to be stated in such notice, as provided by this Section 4.03.

The notice if delivered in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 4.04 Deposit of Redemption Price. On or prior to 12:00 p.m., New York City time, on any redemption date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 2.06 of the Base Indenture) an amount of money sufficient to pay the redemption price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

Section 4.05 Notes Payable on Redemption Date. Notice of redemption having been given as provided in this Article IV, the Notes so to be redeemed shall (subject to the satisfaction or waiver by the Company of any applicable conditions precedent), on the redemption date, become due and payable at the redemption price herein specified and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Supplemental Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the redemption price. Installments of interest whose interest payment date is on or prior to the redemption date shall be payable to the Holders of such Notes registered as such on the relevant record dates according to their terms and the provisions of Section 2.04 of the Base Indenture.

On and after any redemption date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 4.04, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the redemption price of and, subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the redemption date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate borne by the Note (or portion thereof).

Section 4.06 Notes Redeemed in Part . Any Note that is to be redeemed only in part shall be surrendered at the place of payment (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and (upon receipt of an authentication order) the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered (or if the Note is a global note, an adjustment shall be made to the schedule attached thereto).

Section 4.07 Optional Redemption.

The Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after July 15, 2027, at the applicable redemption price set forth below. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Redemption Period	Price
2027	103.625%
2028	101.813%
2029 and thereafter	100.000%

In addition, at any time and from time to time prior to July 15, 2027, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 40.0% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 107.250%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date); provided, however, that if Notes are redeemed pursuant to this paragraph, an aggregate principal amount of Notes equal to at least 50.0% of the original aggregate principal amount of Notes (excluding the principal amount of any Additional Notes) must remain outstanding immediately after each such redemption of Notes (unless all the Notes not redeemed under this paragraph are concurrently being redeemed under any other applicable provision of this Supplemental Indenture). Any amount payable in any such redemption may be funded from any source. Any notice of any such redemption may be given prior to the completion of the related Equity Offering, but in no event may be given more than 180 days after the completion of the related Equity Offering.

At any time and from time to time prior to July 15, 2027, the Notes may also be redeemed in whole or in part, at the Company’s option, at a redemption price equal to 100.0% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

Notwithstanding the foregoing, in connection with any tender offer for the Notes (including, without limitation, any Change of Control Offer), if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer, and the Company, or any other Person making such tender offer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such other Person will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

Any redemption of Notes may be made upon notice sent electronically or, at the Company’s option, mailed by first-class mail to each Holder’s registered address in accordance with Section 4.03, and, if applicable, the Company should notify the Trustee of such redemption date, and the principal amount of Notes to be redeemed in accordance with Section 4.01. The Company may provide in any redemption notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Any redemption of Notes (including in connection with an Equity Offering) or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or waiver by the Company in its sole discretion) of one or more conditions precedent, which may include consummation of any related Equity Offering or the occurrence of a Change of Control. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

Section 4.08 Mandatory Redemption. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE V

PARTICULAR COVENANTS

Section 5.01 Limitation on Liens. The Company and the Guarantors will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”) secured by a pledge of, or mortgage or other lien on, any property or assets, now owned or hereafter owned by the Company, the Guarantors or any Subsidiary, or any shares of capital stock of any Subsidiary (herein called “liens”), without providing that the Notes (together with, if the Company shall so determine, any other debt or obligations of the Company, a Guarantor or any Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with (or, at the Company’s option, prior to) such secured debt so long as such secured debt shall be so secured. The foregoing restrictions shall not apply to:

(a) liens securing the Amended Revolving Credit Agreement; provided that the aggregate principal amount of debt under the Amended Revolving Credit Agreement at any one time outstanding shall not exceed (1) $1,100,000,000, plus (2) the greater of (x) $400,000,000 and (y) 100% of Consolidated EBITDA, plus (3) an additional amount such that the Secured Leverage Ratio, calculated on a pro forma basis after giving effect to the incurrence of such debt secured by liens and the application of net proceeds therefrom, would not exceed 2.5 to 1.0;

(b) liens existing as of the date of this Supplemental Indenture;

(c) liens securing any debt of the Company or any Subsidiary incurred to finance or refinance the acquisition, ownership, development, construction, repair, replacement, improvement or leasing of any real property, fixed or capital assets, including Capital Lease Obligations, and extensions, renewals and replacements of any such debt that do not increase the outstanding principal amount thereof; provided that such debt is incurred no more than 270 days prior to or within 270 days after such ownership, development, leasing, acquisition or the completion of such construction, repair, replacement or improvement;

(d) liens on any property, shares of capital stock or debt existing at the time of the acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such Person becomes a Subsidiary); provided that such lien was not created in anticipation of the Person becoming a Subsidiary;

(e) liens for taxes, duties, assessments, governmental charges or levies that are not yet due or delinquent or which can be paid without penalty or are being contested in good faith;

(f) liens imposed for one or more Special Tax Districts;

(g) liens in favor of, or which secure debt owing to, the Company or any Subsidiary;

(h) liens pursuant to any Capital Lease or Sale and Leaseback Transaction on real property that the Company or any Guarantor owned on the Issue Date (including, in the case of the Company’s global headquarters located on the Baltimore Peninsula in Baltimore, Maryland, the pledge of the equity of any Subsidiary that incurs the debt in such transaction);

(i) liens on accounts receivable and related assets, including proceeds thereof, owing to the Company or any Subsidiary from a customer thereof pursuant to a receivables facility consistent with past practice prior to the Issue Date; provided that such liens on such facility are limited to the accounts receivable securing such facility;

(j) any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the foregoing clauses (a) – (i), inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of capital stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the debt secured by such lien at such time is not increased;

(k) judgment, attachment or other similar liens in respect of judgments that do not constitute an Event of Default; and

(l) liens securing debt or other obligations up to the greater of (x) $150,000,000 and (y) 37.5% of Consolidated EBITDA for the most recently ended Reference Period in the aggregate at any time outstanding.

For purposes of determining compliance with this Section 5.01, (i) any liens outstanding under the Amended Revolving Credit Agreement on the Issue Date will be treated as having been incurred under clause (a) of this Section 5.01 and such liens will not be reclassified in whole or in part, (ii) a lien need not be incurred solely by reference to one of the categories of liens described in clauses (a) through (l) of this Section 5.01, but may be incurred under any combination of such categories (including in part under one such category and in part under any such other category) and (iii) in the event that a lien (or portion thereof) meets the criteria of one or more such categories of liens described in clauses (a) through (l) above, the Company shall, in its sole discretion, classify or may thereafter reclassify such lien (or any portion thereof) in any manner that complies with this covenant.

Section 5.02 Limitation on Sale and Leaseback Transactions. The Company and the Guarantors may not, and may not permit any Subsidiary to, enter into any Sale and Leaseback Transaction, unless any of the following conditions are met:

(a) such Sale and Leaseback Transaction relates to real property that the Company or a Guarantor owned on the Issue Date;

(b) after giving effect thereto, the aggregate amount of all Sale and Leaseback Transactions plus the aggregate amount of debt secured by a lien incurred without equally and ratably securing the Notes pursuant to Section 5.01(l) hereof would not exceed the greater of (x) $150,000,000 and (y) 37.5% of Consolidated EBITDA; or

(c) within 270 days of such Sale and Leaseback Transaction, the Company or such Subsidiary applies to any combination of (a) the retirement or prepayment, and in either case, the permanent reduction, of Funded Debt of the Company or any Subsidiary (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or (b) the purchase, construction, development, expansion or improvement of property or assets used or useful in the Company’s business (including, for the avoidance of doubt, the acquisition of equity of a business that owns assets used or useful in the business, so long as such business is a Subsidiary or becomes a Subsidiary following such acquisition), an amount not less than the Net Proceeds of the Sale and Leaseback Transaction.

This restriction will not apply to any Sale and Leaseback Transaction (x) solely between the Company and a Subsidiary or solely between Subsidiaries; and (y) in which the applicable lease is for a period, including renewal rights, of three years or less.

Section 5.03 Offer to Repurchase Upon Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 4.03 hereof, the Company will be required to make an offer to each Holder (the “Change of Control Offer”) to repurchase all or a portion (equal to minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the repurchase date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(b) Within 30 days following the date upon which a Change of Control Triggering Event occurs, or at its option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to deliver a notice to each Holder, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state:

i. that such Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the repurchase date (subject to the rights of Holders of records on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”);

ii. the date of repurchase, which must be no earlier than 10 days nor later than 60 days from the date the Change of Control Offer is provided, other than as may be required by law (the “Change of Control Payment Date”);

iii. the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased; and

iv. if the notice is provided prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful, accept for payment, all Notes or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer, and shall deposit with the Paying Agent (by 11:00 a.m., New York City time, on the payment date) an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered. The Company shall also deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company. The Paying Agent shall deliver or cause to be delivered to each tendering Holder the Change of Control Payment for the Notes tendered by such Holder and accepted by the Company for purchase, and the Trustee, upon receipt of an order from the Company, shall promptly authenticate and cause to be delivered (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any, provided that each such new Note shall be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. Notwithstanding the foregoing, in the event that on the Change of Control Payment Date, there has occurred and is continuing an Event of Default (other than any Event of Default arising solely by failure to pay the Change of Control Payment), the Company shall not be obligated to accept Notes tendered pursuant to this Section 5.03 or to deposit with the Paying Agent any amounts representing any Change of Control Payments, and the Paying Agent shall not deliver or cause to be delivered to any tendering Holders any amounts representing any Change of Control Payments, and such Notes tendered will be returned to the respective Holders.

(d) If the Change of Control Payment Date is between the relevant interest record date and the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such interest record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(e) Holders of Notes electing to have Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Note completed, to the Trustee at the address specified in the notice, or transfer their Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Trustee, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

(g) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements for such an offer made by the Company, and such third party purchases all Notes validly tendered and not withdrawn under its offer. For all purposes of the Notes and the Indenture, the failure by such third party to comply with the requirements of such offer and to complete such offer shall be treated as a failure by the Company to comply with its obligations to offer to purchase the Notes unless the Company promptly make an offer to repurchase the Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of repurchase, which shall be no later than 30 days after the third party’s scheduled Change of Control Payment Date.

Section 5.04 Future Guarantees. If, after the Issue Date, (a) any Domestic Subsidiary that is not a Guarantor guarantees the Amended Revolving Credit Agreement or incurs or guarantees any other third-party indebtedness for borrowed money with an aggregate principal amount or committed amount of $250,000,000 or more or (b) the Company otherwise elects to have any subsidiary become a Guarantor, then, in each such case, the Company shall cause such subsidiary to execute and deliver to the Trustee (in the case of clause (a), by a date that is 60 days after becoming a guarantor under the Amended Revolving Credit Agreement, or in the case of clause (b), at the Company’s option) a supplemental indenture pursuant to which such subsidiary shall guarantee the Company’s obligations under the Notes and the indenture on the same terms as the guarantees issued by the Guarantors on the Issue Date. Notwithstanding anything in this Section 5.04 to the contrary, all of the Guarantees shall be automatically released, and no Subsidiary of the Company shall be required to become a Guarantor, for so long as the Notes would have an Investment Grade rating after giving effect to the release of such Guarantees.

Section 5.05 Merger, Consolidation or Sale of Assets of the Guarantors.

(a) The Company will not permit any Guarantor to consolidate or merge with or into, or transfer or lease all or substantially all of such Guarantor’s properties or assets to, in one transaction or a series of related transactions, any other Person, unless:

i. such Guarantor shall be the surviving Person, or the resulting, surviving or transferee Person (the “Successor”) shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor (if not such Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Guarantee and this Supplemental Indenture;

ii. immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and;

iii. the Company (or, if applicable, the Successor) shall have delivered, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease complies with the requirements of this Indenture and any supplemental indenture thereto, and an Opinion of Counsel stating that the Securities, the Indenture and any supplemental indenture thereto constitute valid and binding obligations of such Guarantor (or, if applicable, the Successor), subject to customary exceptions.

(b) Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of a Guarantor in accordance with Section 5.05(a) of this Supplemental Indenture, the Successor may exercise every right and power of a Guarantor under this Supplemental Indenture with the same effect as if such Successor had been named as a Guarantor herein and thereafter the predecessor Person, except in the case of a lease, shall be relieved of all obligations and covenants under the Securities and this Supplemental Indenture.

Section 5.06 Reports. The Company covenants to deliver to the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents and other reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, such of the information, documents and reports which may be required in respect of a security listed and registered on a national securities exchange. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates); provided, however, that any such information, document or report filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall be deemed to be filed with the Trustee; provided, further however, that the Trustee shall have no responsibility whatsoever for the timelines or content of any such filing or report or to determine whether such filing has occurred.

ARTICLE VI

DEFAULTS

Section 6.01 Defaults. Solely for purposes of the Notes, Section 6.01 of the Base Indenture is hereby amended by deleting clause (c) of Section 6.01 and inserting new clauses (g), (h) and (i) as follows:

(a) a failure by the Company to observe or perform any other covenant or agreement in the Notes or this Supplemental Indenture and the continuance of such failure for 90 days after receipt by the Company of notice of such failure, specifying such failure and requiring the same to be remedied, from the Trustee or Holders of at least 30% of the Principal amount of such series of Securities outstanding;

(b) a default on any indebtedness for borrowed money (including guarantees thereof) of the Company or a Significant Subsidiary of the Company (other than indebtedness owing to the Company or any of its Subsidiaries), which default results in the acceleration of such indebtedness (if such indebtedness has not already matured in accordance with its terms) in an amount in excess of $100,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled within 30 days after receipt by us of notice from the Trustee or Holders of at least 30% of the principal amount of the Notes outstanding (including any Additional Notes); provided, however, that if any such failure or default that results in acceleration ceases or is cured, waived, rescinded or annulled, then the Event of Default shall be deemed not to have occurred; and

(c) the Guarantees of the Notes are held in any judicial proceeding to be unenforceable or invalid or cease for any reason to be in full force and effect, or any Guarantor, or any responsible officer acting on behalf of a Guarantor, denies or disaffirms its obligations under its Guarantee of the Notes.

(d) For the avoidance of doubt, the provisions of Section 6.02 of the Base Indenture (including the ability for Holders to rescind any acceleration and its consequences) shall apply to the Event of Default described in Section 6.01(a), (b) and (c).

Section 6.02 Acceleration. Solely for purposes of the Notes, Section 6.02 of the Base Indenture is hereby amended by replacing the reference to “25%” with “30%.”

Section 6.03 Limitation on Suits. Solely for purposes of the Notes, Section 6.06(b) of the Base Indenture is hereby amended by replacing the reference to “25%” with “30%.”

ARTICLE VII

SATISFACTION AND DISCHARGE OF INDENTURE

Section 7.01 Satisfaction and Discharge of Indenture. Solely for purposes of the Notes, Section 8.02 of the Base Indenture is hereby amended by (1) replacing the phrase “and will cease to be of further effect with respect to the Securities of a particular series” in the first sentence with the phrase “and will cease to be of further effect with respect to the Securities and the Guarantees of a particular series,” (2) replacing the phrase “the Company has irrevocably deposited or caused to be deposited with the Trustee” in the first sentence with the phrase “the Company or the Guarantors have irrevocably deposited or caused to be deposited with the Trustee” and (3) adding the following proviso to the end of clause (b)(iii): “; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption; any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee at least one Business Day prior to the date of the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.”

Section 7.02 Defeasance and Discharge of Indenture. Solely for purposes of the Notes, Section 8.06 of the Base Indenture is hereby amended by replacing the phrase “the Company shall irrevocably deposit with the Trustee” with the phrase “the Company or the Guarantors shall irrevocably deposit with the Trustee.”

Section 7.03 Conditions to Legal or Covenant Defeasance. Solely for purposes of the Notes, Section 8.08(i) of the Base Indenture is hereby amended by (1) replacing the phrase “The Company shall be deemed to have paid” in the first sentence with the phrase “The Company and the Guarantors shall be deemed to have paid,” (2) adding the following proviso to the end of Section 808(i): “; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption” and (3) replacing the sentence “If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then the Company’s obligations under the Indenture and such series of Securities will be revived, and such Covenant Defeasance will be deemed not to have occurred.” with the following sentence: “If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then the Company’s obligations and the obligations of the Guarantors under the Indenture and such series of Securities will be revived, and such Covenant Defeasance will be deemed not to have occurred.”

ARTICLE VIII

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01 Without Consent of Holders. Solely for purposes of the Notes, Section 9.01 of the Base Indenture is hereby amended by replacing the phrase “The Company and the Trustee may amend or supplement this Indenture or the Securities of any series” with the phrase “The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities of any series, and the Company may direct the Trustee, and the Trustee shall, enter into an amendment or supplement to the Indenture or the Securities of any series.”

Section 8.02 With Consent of Holders. Solely for purposes of the Notes, Section 9.01 of the Base Indenture is hereby amended by (1) replacing the phrase “the Company and the Trustee may amend this Indenture and the Securities of any series with the consent of the Holders of a majority in Principal amount of the outstanding Securities of each series affected by such amendment, and the Holders of a majority in Principal amount of the outstanding Securities of each series affected thereby by notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of such series.” with the phrase “the Company, the Guarantors and the Trustee may amend this Indenture and the Securities of any series with the consent of the Holders of a majority in Principal amount of the outstanding Securities of each series affected by such amendment, and the Holders of a majority in Principal amount of the outstanding Securities of each series affected thereby by notice to the Trustee may waive future compliance by the Company and the Guarantors with any provision of this Indenture or the Securities of such series.” and (2) inserting a new clause (k) as follows: “modify in a manner adverse in any material respect to the holder of the outstanding Notes the terms and conditions of the Guarantors under its Guarantees with respect to such Notes or the Indenture.”

ARTICLE IX

MISCELLANEOUS

Section 9.01 Trust Indenture Act Controls. This Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 9.02 Governing Law. The laws of the State of New York shall govern this Supplemental Indenture and the Notes.

Section 9.03 Jurisdiction. The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 9.04 Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 9.05 Severability. In case any provision in this Supplemental Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 9.06 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 9.07 Table of Contents, Headings, Etc. The Table of Contents and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 9.08 Validity or Sufficiency of Supplemental Indenture. The Trustee is not responsible for the validity or sufficiency of this Supplemental Indenture, or for the recitals contained herein.

Section 9.09 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

UNDER ARMOUR, INC.

By:	/s/ David E. Bergman
	Name:	David E. Bergman
	Title:	Chief Financial Officer

UNDER ARMOUR RETAIL, INC.

By:	/s/ David E. Bergman
	Name:	David E. Bergman
	Title:	President

Wilmington Trust, National Association, as the Trustee

By:	/s/ Arlene Thelwell
	Name:	Arlene Thelwell
	Title:	Vice President

EXHIBIT A

FORM OF FACE OF NOTE

[PRIVATE PLACEMENT LEGEND]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, THAT IT WILL NOT WITHIN [ONE YEAR— FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (X) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (X) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE, SATISFACTORY TO EACH OF THEM, TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[GLOBAL NOTE LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[REGULATION S GLOBAL NOTE LEGEND]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[RULE 144A] [REGULATION S] [NOTE]

7.250% SENIOR NOTE DUE 2030

Under Armour, Inc.

CUSIP No. [ ]
ISIN No. [ ]
No. [ ]	$[•]

Interest. UNDER ARMOUR, INC., a Maryland corporation, (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [•] United States dollars (U.S.$[•]), as revised by the Schedule of Increases or Decreases attached hereto, on July 15, 2030 and to pay interest thereon from June 23, 2025 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on January 15 and July 15 in each year, commencing January 15, 2026, at the rate of 7.250% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant record date for such interest, which shall be January 1 or July 1, as the case may be, next preceding such interest payment date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June 23, 2025

UNDER ARMOUR, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: June 23, 2025		Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of June 13, 2016 (the “Base Indenture”), as supplemented by a Second Supplemental Indenture dated as of June 23, 2025 (the “Supplemental Indenture” and, together with the Base Indenture as so supplemented, herein called the “Indenture”), among the Company, each of the guarantors party thereto (herein called the “Guarantors”) and Wilmington Trust, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $400,000,000.

Optional Redemption. The Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after July 15, 2027, at the applicable redemption price set forth below. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Redemption Period	Price
2027	103.625%
2028	101.813%
2029 and thereafter	100.000%

In addition, at any time and from time to time prior to July 15, 2027, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 40.0% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes issued under the Indenture after the Issue Date), with funds in an aggregate amount not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 107.250%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date); provided, however, that if Notes are redeemed pursuant to this paragraph, an aggregate principal amount of Notes equal to at least 50.0% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under the Indenture after the Issue Date) must remain outstanding immediately after each such redemption of Notes (unless all the Notes not redeemed under this paragraph are concurrently being redeemed under any other applicable provision of the Indenture). Any amount payable in any such redemption may be funded from any source. Any notice of any such redemption may be given prior to the completion of the related Equity Offering, but in no event may be given more than 180 days after the completion of the related Equity Offering.

At any time and from time to time prior to July 15, 2027, Notes may also be redeemed in whole or in part, at the Company’s option, at a price equal to 100.0% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

Notwithstanding the foregoing, in connection with any tender offer for any Notes (including, without limitation, any Change of Control Offer), if Holders of not less than 90.0% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer, and the Company, or any other Person making such tender offer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such other Person will have the right, upon not less than 10 nor more than 60 days’ notice given not more than 30 days following such purchase, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the highest price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any to, but not including the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

Any redemption of Notes (including in connection with an Equity Offering) or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent, which may include consummation of any related Equity Offering or the occurrence of a Change of Control. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

Defaults and Remedies. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes of each series at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of each affected series at the time outstanding, on behalf of the Holders of all Notes of such affected series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Restrictive Covenants. The Indenture contains certain limitations that restrict the Company’s and the Guarantors’ ability to merge, consolidate or sell substantially all of its assets, place certain liens on its property or assets and engage in certain sale/leaseback transactions. Upon a Change of Control Triggering Event, a Holder of Notes will have the right, subject to certain terms and conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Denominations, Transfer and Exchange. The Notes of this series are issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Note have been made:

Date of Exchange	Amount of increase in Principal Amount of this Note	Amount of decrease in Principal Amount of this Note	Principal Amount of this Note following each decrease or increase	Signature of authorized signatory of Trustee

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.03 (Change of Control) of the Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 5.03 of the Supplemental Indenture, state the amount:

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT B

Form of Regulation S Certificate

Wilmington Trust, National Association

277 Park Avenue, 25th Floor

New York, New York 10172

Attention: Under Armour, Inc. Notes Administrator

Re:	UNDER ARMOUR, INC. (the “Company”)

7.250% Senior Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows:

1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

6. If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).

7. We have advised the transferee of the transfer restrictions applicable to the Notes.

You, the Company, and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF SELLER]

By:
Name:
Title:
Address:

Date of this Certificate: _________________, 20__

EXHIBIT C

Form of Certificate from Acquiring Institutional Accredited Investors

Wilmington Trust, National Association

277 Park Avenue, 25th Floor

New York, New York 10172

Attention: Under Armour, Inc. Notes Administrator

Re:	UNDER ARMOUR, INC. (the “Company”)

7.250% Senior Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that:

1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture, dated as of June 13, 2016 (the “Base Indenture”), as supplemented by a Second Supplemental Indenture dated as of June 23, 2025 (the “Supplemental Indenture” and, together with the Base Indenture as so supplemented, herein called the “Indenture”), relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within one year after the original issuance of the Notes, we will do so only (A) to the Company, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

3. We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer or sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Company and counsel to the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Transferee)

By:
Authorized Signature